ARTHUR ANDERSEN LLP




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To Thermo Instrument Systems, Inc.:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 1997 (except with respect to the matters discussed in Note 15, as to which the date is March 12,
        1997) included in Thermo Instrument System Inc.'s Form 10-K for the year ended December 28, 1996 and to all references to our firm included in this registration statement.



                                                /s/ Arthur Andersen LLP


        Boston, Massachusetts
        March 26, 1997